UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2016

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

1-9516	ICAHN ENTERPRISES L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 29, 2016 Icahn Enterprises, L.P. ("Icahn Enterprises") entered into a contribution agreement (the "Contribution Agreement") with IRL Holding LLC ("IRL"), a company wholly-owned by Carl C. Icahn, relating to IRL's interest in 25% of the outstanding limited liability company membership interests (the "Interest") of American Railcar Leasing LLC ("ARL"), a subsidiary of Icahn Enterprises. Pursuant to the Contribution Agreement, IRL contributed the Interest to Icahn Enterprises, and in return, IRL received 685,367 newly issued depository units of Icahn Enterprises. As a result of the transaction, Icahn Enterprises indirectly owns 100% of the outstanding limited liability membership interest of ARL.

The transactions contemplated by the Contribution Agreement were authorized by the Independent Committee of the Board of Directors of Icahn Enterprises G.P., Inc., the general partner of the Company, on February 23, 2016. The Independent Committee was advised by independent counsel and retained an independent financial advisor which rendered a fairness opinion.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Contribution Agreement, dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Peter Reck
Peter Reck Chief Accounting Officer

Date: March 1, 2016